SCHEDULE 14A—INFORMATION REQUIRED IN PROXY
STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SAFENET, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than Registrant)

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SAFENET, INC.
4690 Millennium Drive
Belcamp, MD 21017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 3, 2004 AT 10:00 A.M.

TO THE STOCKHOLDERS OF SAFENET, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SafeNet, Inc. (the “Company”) will be held at the Company’s offices at 4690 Millennium Drive, Belcamp, MD 21017 at 10:00 a.m. on June 3, 2004 for the following purposes:

1.	To elect eight (8) directors, each to hold office until their respective successors shall have been duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Company’s common stock, $.01 par value, is the only issued and outstanding class of stock. Only holders of record at the close of business on May 6, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof. All holders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope. If you decide to attend the meeting and vote in person, you may then withdraw your proxy.

     Enclosed is a copy of the Annual Report on Form 10-K for the year ended December 31, 2003 along with a proxy statement and a proxy card.

By Order of the Board of Directors,

Carole D. Argo
Secretary

May 11, 2004
Belcamp, Maryland

SAFENET, INC.
4690 Millennium Drive
Belcamp, MD 21017

Proxy Statement

Annual Meeting of Stockholders
To Be Held June 3, 2004

     This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of SafeNet, Inc. (the “Company”), a Delaware corporation, for use at the Annual Meeting of stockholders to be held on June 3, 2004 and at any postponements or adjournments thereof. This material is first being mailed to holders on or about May 11, 2004.

     The Company’s common stock, $.01 par value (the “Common Stock”), is the only issued and outstanding class of stock. Only stockholders of record at the close of business on May 6, 2004 will be entitled to notice of and to vote at the meeting. At the close of business on April 26, 2004, the Company had 23,769,083 shares of Common Stock outstanding.

     The cost of the solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or electronic mail by directors, officers and other employees of the Company without additional compensation therefor. The Company may also agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to beneficial owners of the Company’s Common Stock.

     Stockholders are entitled to one vote for each share held. There is no cumulative voting for the election of directors. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Any stockholder present at the meeting who desires to vote his or her shares in person may also revoke a proxy.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Subject to any revocations, all shares represented by properly executed proxies will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted “FOR” all proposals contained herein. Proxies marked “ABSTAIN” will be treated as present and entitled to vote for the purpose of determining whether a quorum is present, but will not be voted with respect to any proposal. If a proxy returned by a bank, broker, nominee or other fiduciary indicates that they do not have discretionary authority to vote some or all of the shares covered thereby with respect to a given proposal and do not otherwise authorize the voting of such shares, such shares, or “broker non-votes,” will be considered to be present for the purpose of determining a quorum. Under applicable Delaware law, in determining whether a proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against that proposal, but broker non-votes will have no effect on the outcome of the vote on the proposal.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for one or more of the nominees being proposed. Under Delaware law and the Company’s bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the proposed ratification of Ernst & Young LLP as independent auditors of the Company submitted for stockholder action in Proposal 2 and all other matters that may properly come before the annual meeting, by checking the appropriate box, a stockholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on the item. Under the Company’s bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to broker non-votes, as to that matter.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     A Board of Directors consisting of eight directors is to be elected by the stockholders at the annual meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The eight directors nominated for election at the annual meeting are: Anthony A. Caputo, Thomas A. Brooks, Andrew E. Clark, Shelley A. Harrison, Ira A. Hunt, Jr., Arthur L. Money, Walter W. Straub, and Bruce R. Thaw. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

     The following information is submitted concerning the nominees for election as directors based upon information received by the Company from such persons:

Name	Age	Office	Director Since
Anthony A. Caputo	62	Chairman and Chief Executive Officer	1986

Thomas A. Brooks	67	Director	1998

Andrew E. Clark	42	Director	2001

Shelley A. Harrison	61	Director	1999

Ira A. Hunt, Jr.	79	Director	1990

Arthur L. Money	64	Director	2004

Walter W. Straub	60	Director	2004

Bruce R. Thaw	51	Director	1990

     Anthony A. Caputo, the Chairman and Chief Executive Officer of the Company, has served as the Chief Executive Officer since 1987 and a director of the Company since November 1986. Until 1986, Mr. Caputo was CEO of TACT Technology, a network security firm that he founded in 1982. Mr. Caputo has over 30 years experience in the computer industry, in marketing and management capacities. In June 1993, Mr. Caputo was named Maryland’s High Tech Entrepreneur of the Year.

     Thomas A. Brooks has served as a director of the Company since July 1998. Mr. Brooks held various executive positions with AT&T from 1991 through 1999. He retired from AT&T in 1999 and continues as a consultant to AT&T Government Markets. Mr. Brooks served 32 years as a U.S. Navy Intelligence officer, retiring from active military service as a Rear Admiral and Director of Naval Intelligence in 1991. In 1995, President Clinton appointed Mr. Brooks as one of three members of the Security Policy Advisory Board, where he served through the end of the Clinton Administration. From 1995 to 1997, Mr. Brooks was a member of the Defense Policy Board. He also served on advisory boards for the Defense Intelligence Agency and the Office of Naval Intelligence. From 1999 to 2000, he was a member of the Federal Government Joint Security Commission. Mr. Brooks is a graduate of Fordham University, with a Master’s degree from Fairleigh Dickenson University. He has done post Master’s studies at George Washington University and the University of California and has published several articles on cryptography in various technical publications. He serves on the Board of Directors of Navy Mutual Aid Association and several Intelligence professional associations.

     Andrew E. Clark has served as a director of the Company since 2001. He is Chairman and President of Wheatfield Ventures, LLC, a private equity firm concentrating on early stage investing within the technology sector. Mr. Clark sits on the Advisory Board of Spring Capital Partners, L.P., a small business investment company providing subordinated mezzanine debt financing in the Mid-Atlantic region. From October 1997 through December 2000, Mr. Clark held various executive positions with Verio, Inc., including President of the eBusiness/Custom Web Development and East Regional business units. Mr. Clark began his career as a professional at KPMG Peat Marwick. He received his B.S. degree in Accounting from Washington and Lee University and is a Certified Public Accountant in the State of Maryland.

     Shelley A. Harrison has served as a director of the Company since 1999. Since May 1, 2003, he has served as a part-time employee of the Company. From May 1, 2003 through December 2003, Dr. Harrison provided services relating to the Company’s Embedded Security Division and business combination strategy. Since January 1, 2004, he has also provided assistance to the Company relating to its growth and capital markets strategies and the operations of the Company generally. Dr. Harrison has been Chairman of SPACEHAB Inc. (NASDAQ: SPAB) since August 1993, and served as Chief Executive Officer from April 1996 to March 2003. Dr. Harrison co-founded and served as Chairman and Chief Executive Officer of Symbol Technologies Inc. (NYSE: SBL) from 1973 to 1982. Dr. Harrison is a founder and Managing General Partner of PolyVentures I & II, high-technology venture capital funds organized in 1987 and 1991, respectively. Dr. Harrison was a Member of Technical Staff at Bell Telephone Laboratories and a Professor of Electrical Sciences at the State University of New York at Stony Brook. Dr. Harrison holds a Ph.D. and Master of Science degree in Electrophysics from Polytechnic University and a Bachelor’s Degree of Electrical Engineering from New York University. Dr. Harrison is also a member of the Board of NetManage, Inc., as well as several private technology companies.

     Ira A. Hunt, Jr. has served as a director of the Company since December 1990. Mr. Hunt is a graduate of the U.S. Military Academy, West Point, New York. He served 33 years in various command and staff positions in the U.S. Army, retiring from active military service as a Major General in 1978. Subsequently, Mr. Hunt was President of Pacific Architects and Engineers in Los Angeles, California and a Vice President of Frank E. Basil, Inc. in Washington, D.C. Mr. Hunt has a Master of Science degree in civil engineering from the Massachusetts Institute of Technology; a Master of Business Administration degree from the University of Detroit; a Doctor of the University degree from the University of Grenoble, France; and a Doctor of Business Administration degree from George Washington University.

     Arthur L. Money was appointed to the Company’s Board of Directors on March 16, 2004. He was a director of Rainbow Technologies, Inc. from September 2002 until the consummation of the merger of the Company and Rainbow in March 2004. He is currently president of ALM Consulting, specializing in command control and communications, intelligence, signal processing, and information processing. From 1999 to 2001, Mr. Money was the assistant secretary of defense (C3I) and Department of Defense CIO. Prior to 1999, Mr. Money served as the assistant secretary of the Air Force for Research, Development, and Acquisition, and was vice president and deputy general manager of TRW. Mr. Money graduated from the University of Santa Clara and San Jose State University where he earned his MSME and BSME, respectively. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy.

     Walter W. Straub was appointed to the Company’s Board of Directors on March 16, 2004. A co-founder of Rainbow Technologies, Inc., Mr. Straub was a director of Rainbow from its inception in 1982 until the consummation of the merger of the Company and Rainbow in March 2004, and served as President and Chief Executive Officer of Rainbow from 1983 through March 2004. Since 1989, Mr. Straub has served as director of CAM Commerce Solutions, a manufacturer of computerized point of sale and inventory management systems. Mr. Straub received a BSEE and an MBA in Finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.

     Bruce R. Thaw has served as a director of the Company since December 1990. From 1987 to March 31, 2000, Mr. Thaw served as general counsel to the Company. Mr. Thaw is currently President and Chief Executive Officer of Bulbtronics, Inc., a national distributor of specialty light sources and related products. Mr. Thaw was admitted to the bar of the State of New York in 1978 and the California State Bar in 1983. Mr. Thaw is also a director of Amtech Systems, Inc., a publicly-traded company engaged in the semiconductor industry, and Nastech Pharmaceutical Company, Inc., a publicly-traded company engaged in drug delivery technology.

UNLESS AUTHORITY IS WITHHELD, THE PROXIES WILL BE VOTED “FOR” THE ELECTION OF
THE EIGHT NOMINEES NAMED ABOVE AS DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR”
ELECTION OF ALL OF THE EIGHT NOMINEES NAMED ABOVE AS DIRECTORS.

CORPORATE GOVERNANCE

Board Committees and Meetings

     The Board of Directors held nine meetings during 2003. The Board has an Audit Committee, Compensation Committee and Nominating Committee. Every director attended at least 75% of the meetings of the Board and any committee on which they served during the year.

     The Board of Directors has determined that, except for Mr. Caputo and Dr. Harrison, each of the directors nominated for election at the 2004 annual meeting of stockholders is independent, as defined by The Nasdaq National Market listing standards (the “Nasdaq Rules”).

Audit Committee

     The Audit Committee is composed of Andrew E. Clark, Thomas A. Brooks and Ira A. Hunt, Jr. The Board of Directors has determined that Mr. Clark is an “audit committee financial expert,” as defined under Item 401 of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached hereto as Exhibit A. Each of the members of the Audit Committee is independent, as defined by the Nasdaq Rules and the Sarbanes-Oxley Act of 2002. The purpose of the Audit Committee is to oversee the financial reporting process, the systems of internal accounting and financial controls, the performance of the Chief Financial Officer and the performance and independence of the Company’s independent auditors, and to review and approve the plans for and results of the annual audit engagement. The Audit Committee recommends to the Board the appointment of a firm to serve as independent auditors, subject to ratification by the stockholders at the annual meeting. For more information regarding the Audit Committee, see “Report of Audit Committee.” The Committee held ten meetings during 2003.

Compensation Committee

     The Compensation Committee is composed of Thomas A. Brooks and Ira A. Hunt, Jr. Each of the members of the Compensation Committee is independent, as defined by the Nasdaq Rules. The Compensation Committee establishes the general compensation policies of the Company, establishes specific compensation for each executive officer of the Company and administers the Company’s stock plans. The Compensation Committee held seven meetings in 2003.

Nominating Committee

     The Nominating Committee is composed of Andrew E. Clark and Bruce Thaw. The Nominating Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board of nominees for director, including nominees to fill a vacancy (including a vacancy created by an increase in the Board of Directors), makes recommendations to the Board regarding membership of Board committees, and assists the Board in monitoring and overseeing the overall corporate governance of the Company. The Nominating Committee has a charter, which is available on the Company’s website (www.safenet-inc.com). Each of the members of the Nominating Committee is independent, as defined by the Nasdaq Rules. The Committee held one meeting in 2003.

     The Nominating Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of SafeNet, Inc., 4690

Millennium Drive, Belcamp, Maryland 21017. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that the stockholder believes qualifies the person for consideration, a statement that the person has agreed to serve if nominated and elected, and any other information required under the Company’s bylaws.

     The Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Nominating Committee and the Board of Directors. The Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Committee will consider the factors it believes to be appropriate, which include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of the Company’s stockholders. Although the Nominating Committee has the authority to retain a search firm to assist it identify director candidates, there has to date been no need to employ a search firm. The Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Committee by a stockholder, an officer, a director or any other person.

     Stockholders who themselves wish to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating Committee for its consideration, are required to comply with any advance notice and other requirements set forth in the Company’s Bylaws.

Shareholder Communications with Directors and Attendance at Annual Meeting

     In order to provide the Company’s stockholders with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. Stockholders of the Company and other interested persons may communicate with the Chairman of the Nominating Committee, Audit Committee or Compensation Committee or with the non-management directors of the Company as a group by sending an email to investorinfo@safenet-inc.com. The email should specify which of the foregoing is the intended recipient.

     All communications received in accordance with these procedures will be reviewed initially by the Company’s Investor Relations Department. The Investor Relations Department will relay any such communication to the appropriate director or directors unless the Investor Relations Department determines that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

     The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

     The Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the stockholders. All of the directors then serving attended last year’s annual meeting.

Code of Ethics

     The Company has adopted a Code of Ethics that applies to all of its directors, officers and employees performing financial functions for the Company, including its chief executive officer, chief financial officer, controller and any person performing similar functions. The Company has made this Code of Ethics available on its website at www.safenetinvestor.com. The Company intends to disclose future amendments to the code of ethics, or waivers from the provisions of the code of ethics granted to the chief executive officer, chief financial officer, controller and any person performing similar functions on this website.

COMPENSATION OF DIRECTORS

     The Company pays a meeting fee of $2,500 to each non-employee director for each board meeting attended, up to $10,000 annually. No fees are paid for telephonic board meetings. Members of the Audit Committee receive an additional $1,000 per quarter and members of the Compensation Committee receive an additional $500 per quarter. The Company reimburses all directors for travel and other reasonable business expenses incurred in the performance of their services for the Company.

     After each annual meeting of stockholders, each non-employee director of the Company who attended at least 75% of the aggregate number of meetings of the Board during the previous calendar year and who stood for election at the preceding annual meeting is granted a stock option exercisable for 10,000 shares of Common Stock. The per share option price is the closing price on the grant date. The option has a ten-year term and is fully vested on the grant date.

     Newly appointed directors receive an initial stock option grant for 10,000 shares of Common Stock. The per share option price is the closing price on the grant date. The option has a ten-year term and is fully vested on the grant date.

EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. All executive officers are appointed at the annual meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board of Directors to hold office until his or her successor is duly appointed and qualified.

Name	Age	Office or Position Held
Anthony A. Caputo	62	Chairman and Chief Executive Officer

Carole D. Argo	43	Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Chris S. Fedde	53	Senior Vice President and General Manager, Enterprise Security Division

David Potts	35	Senior Vice President and General Manager, Embedded Security Division

     Certain biographical information regarding the executive officers, except for Mr. Caputo (see Election of Directors), is set forth below:

     Carole D. Argo joined the Company in July 1999 as Senior Vice President and Chief Financial Officer. Ms. Argo was appointed Secretary and Treasurer in January 2000. Prior to joining the Company, Ms. Argo was Chief Financial Officer of Optelecom, Inc., a public company focusing on providing fiber optic equipment for video transmission, from August 1998 to July 1999. Previously, Ms. Argo was the Vice President of Finance and Operations for Byk Gardner, a color and appearance instrumentation company, for eight years. Ms. Argo has seven years of public accounting experience as an audit professional, most recently as an Audit Manager at Deloitte and Touche, LLP. She is a Certified Public Accountant and holds a Masters of Business Administration from Loyola College of Maryland and a Bachelor of Science in Accounting from the University of Arizona.

     Chris S. Fedde joined the Company in February 2001 as Director of Corporate Product Management and Business Development Director for VPN Products. He was appointed Vice President and General Manager, Enterprise Security Division in January 2002 and Senior Vice President in January 2003. Prior to joining the Company, Mr. Fedde was Director of Secure Products at Harris Corporation from 1997 to February 2001, where he established and directed the security business unit. He was responsible for the general management of the custom ASIC security business and turnkey secure systems and managed the business development and engineering departments. Before his employment at Harris, Mr. Fedde was the Engineering Manager at Motorola, developing wireless two-way products for the global markets. Mr. Fedde holds several patents related to wireless technologies. Mr. Fedde received his Bachelor of Science in Engineering from the University of Iowa.

     David Potts joined the Company in April 2003 as Senior Vice President and General Manager, Embedded Security Division. Prior to joining the Company, Mr. Potts was Worldwide Director of Applications at Texas Instruments, where he led the formation of the OMAP™ business unit. He was responsible for creating key software development and applications teams, as well as driving numerous business, investment and operations activities. Prior to his position as Worldwide Director of Applications, Mr. Potts led the formation of design and product engineering teams in four different business startups at Texas Instruments over the last ten years. Mr. Potts received his Masters of Business Administration from the University of Texas at Austin and his Bachelor of Science in Electrical Engineering from Kansas State University.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS

     The following table sets forth as of April 19, 2004 (unless otherwise specified) the beneficial ownership of the Company’s Common Stock by each director, each of the Named Executive Officers (as defined under “Executive Compensation”) and by all executive officers and directors of the Company as a group. The Company does not know of any person that beneficially owns more than five percent of the outstanding shares of the Company’s Common Stock.

	Number of shares
Name	Beneficially owned (1)	Percent
Anthony A. Caputo (2)	922,450	3.83%

Walter W. Straub (2)	617,314	2.57%

Bruce R. Thaw (2)	296,667	1.25%

Carole D. Argo (2)	111,274	(3)

Shelley A. Harrison (2)	103,334	(3)

Ira A. Hunt, Jr. (2)	76,667	(3)

Sean R. Price (2)	73,298	(3)

Thomas A. Brooks (2)	55,917	(3)

Chris S. Fedde (2)	34,675	(3)

Andrew E. Clark (2)	31,750	(3)

David Potts (2)	25,000	(3)

Arthur L. Money (2)	11,781	(3)

All Current Executive Officers and Directors as a Group (11 persons) (2)	2,286,829	9.19%

(1)	The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised.

(2)	Includes shares issuable pursuant to outstanding stock options that may be exercised within 60 days from the date hereof as follows: 327,850 shares for Mr. Caputo; 298,221 shares for Mr. Straub; 76,667 shares for Mr. Thaw; 109,249 shares for Ms. Argo; 103,334 shares for Dr. Harrison; 71,667 shares for Mr. Hunt; 72,834 shares for Mr. Price; 53,167 shares for Mr. Brooks; 33,750 shares for Mr. Fedde; 20,000 shares for Mr. Clark; 25,000 shares for Mr. Potts; 11,220 shares for Mr. Money and 1,130,125 shares for all current executive officers and directors as a group.

(3)	Represents less than 1% of the outstanding shares of Common Stock.

     The Company has adopted a policy limiting each director and each executive officer to selling no more than 50% of such director’s or officer’s total holdings of Company stock and vested options during any year. Certain exceptions are available, including exceptions related to hardship and expiring options. Holdings are calculated as of the most recent annual meeting of stockholders.

EQUITY COMPENSATION PLAN INFORMATION

     The table below sets forth certain information as of April 19, 2004 with respect to Common Stock of the Company authorized for issuance under the Company’s equity compensation plans. (1)

	(a)	(b)	(c)
			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))
Equity compensation plans approved by stockholders	1,729,170	$16.57	476,605

Equity compensation plans not approved by stockholders	325,658	$20.03	28,755

Total	2,054,828	$17.12	505,360

(1) Also, there are outstanding options for 1,972,407 shares of Common Stock of the Company issued in connection with the acquisition of Rainbow Technologies, Inc. in March 2004. The average exercise price of these options is $20.34.

     The securities to be issued upon exercise of options under equity compensation plans not approved by stockholders reflect shares of Common Stock that were reserved for issuance under the former 2000 Non-Qualified Stock Option Plan (the “2000 Plan”). The 2000 Plan previously reserved 800,000 shares of Common Stock for issuance upon the exercise of non-qualified stock option awards. The 2000 Plan was amended and restated by the 2001 Omnibus Stock Plan, and in connection with such amendment and restatement, the number of shares that had been reserved for issuance under the 2000 Plan was reduced from 800,000 to 400,000.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended December 31, 2003 by its executive officers and directors.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company’s last three fiscal years to (1) the Company’s Chief Executive Officer and (2) the other four most highly compensated executive officers of the Company whose aggregate cash compensation in fiscal year 2003 exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

					Long-Term
					Compensation	All Other
		Annual Compensation			Awards	Compensation
				Other Annual
		Salary	Bonus	Compensation	Options
Name and Principal Position	Year	($)	($)	($) (1)	(Shares)	$
Anthony A. Caputo,	2003	340,000	335,000	0	100,000	77,407 (5)
Chairman and Chief	2002	329,000	330,000	0	100,000	77,407 (5)
Executive Officer	2001	344,000	0	0	211,600	0

Carole D. Argo,	2003	180,000	175,000	0	50,000	0
Senior Vice President,	2002	153,000	175,000	0	0	0
Chief Financial Officer, Secretary and Treasurer	2001	166,000	0	0	62,000	0

Sean R. Price	2003	363,000	0	0	20,000	0
Senior Vice President,	2002	251,000	50,000	0	20,000	0
Worldwide Sales	2001	214,000	0	0	22,000	0

Chris Fedde	2003	187,000	120,000	0	60,000	0
Senior Vice President and	2002	130,000	100,000	0	15,000	0
General Manager, Enterprise Security Division (2)	2001	110,000	0	0	25,000	0

David Potts	2003	143,000	165,000 (4)	0	100,000	0
Senior Vice President and General Manager, Embedded Security Division (3)

(1)	Perquisites and other personal benefits to the Named Executive Officers were less than both $50,000 and 10% of the total annual salary and bonus reported for the Named Executive Officers, and, therefore, information has not been included.

(2)	Mr. Fedde became an employee of the Company in February 2001.

(3)	Mr. Potts became an employee of the Company in April 2003.

(4)	Includes a $100,000 sign on bonus refundable to the Company if Mr. Potts voluntarily terminates employment prior to April 2005.

(5)	Represents premiums paid under a variable life insurance policy.

     The table below sets forth certain information with respect to stock options granted during fiscal year 2003 to the Named Executive Officers under the Company’s employee stock option plans. The Company did not grant any stock appreciation rights in 2003.

Option Grants in Fiscal Year 2003

Potential Realizable
Value at Assumed
Annual Rates of Stock
Price Appreciation for
	Individual Grants					Option Term (4)
	Number of		% of Total
	Securities		Options
	Underlying		Granted to	Exercise or
	Options		Employees in	Base Price	Expiration
Name	Granted (#)		Fiscal Year (3)	($/Sh)	Date	5% ($)	10% ($)
Anthony A. Caputo	100,000	(1)	10.8	16.47	2/27/2013	1,036,000	2,625,000

Carole D. Argo	40,000 10,000	(2) (2)	4.3 1.1	16.47 31.35	2/27/2013 7/17/2013	414,000 197,000	1,050,000 500,000

Sean R. Price	10,000 10,000	(2) (2)	1.1 1.1	16.47 31.35	2/27/2013 7/17/2013	104,000 197,000	263,000 500,000

Chris Fedde	30,000 30,000	(2) (2)	3.2 3.2	16.47 31.35	2/27/2013 7/17/2013	311,000 592,000	788,000 1,499,000

David Potts	100,000	(2)	10.8	20.97	4/14/2013	1,319,000	3,343,000

(1)	The option became immediately exercisable on the grant date.

(2)	The option becomes exercisable in cumulative annual installments of 25% of the shares on each of the first, second, third and fourth anniversaries of the grant date.

(3)	There were 925,000 options granted to employees in 2003.

(4)	The potential realizable value has been calculated in conformity with Securities and Exchange Commission proxy statement disclosure rules and is not intended to forecast possible future appreciation of the Common Stock. No gain to the options is possible without stock price appreciation, which will benefit all shareholders. If the stock price does not increase above the exercise price, compensation to the named executive will be zero.

     The table below sets forth certain information with respect to options exercised by the Named Executive Officers during fiscal year 2003 and with respect to options held by the Named Executive Officers at the end of fiscal year 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying		Value of Unexercised In-the-
			Unexercised Options at		Money Options at
			December 31, 2003 (2)		December 31, 2003 ($) (2)
	Number of
	Securities
	Underlying
	Options	Value
Name	Exercised (1)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Anthony A. Caputo	100,000	5,024,100	321,600	70,000	5,814,470	1,566,823

Carole D. Argo	—		96,374	78,626	1,562,734	1,193,516

Sean R. Price	16,666	253,759	57,438	47,896	814,728	588,429

Chris Fedde	—		16,250	83,750	348,735	918,735

David Potts	—		0	100,000	0	970,000

(1)	No stock appreciation rights were exercised by any Company employee, executive officer or director in 2003, and there are no outstanding stock appreciation rights held by any employee, executive officer or director of the Company.

(2)	The value of unexercised stock options at December 31, 2003 is based on the last reported sale price of $30.67 for the Common Stock, as reported by The Nasdaq National Market on that date.

Employment Contracts, Termination of Employment and Change in Control Arrangements

     In December 2001, the Company and Mr. Caputo entered into a five-year employment agreement. Pursuant to the terms of the agreement, Mr. Caputo is to receive an annual salary of $329,422 adjusted annually based on a review by the Compensation Committee and a cost of living increase. Mr. Caputo is also entitled to incentive compensation targeted at 50% of annual salary if the Company’s business objectives as set forth in the Company’s annual business plan are achieved. During the term of Mr. Caputo’s employment agreement the Company agrees to provide to Mr. Caputo with a fully funded $2 million dollar Variable Life Insurance Policy (the “Variable Life Insurance Policy”). Ownership of the policy will transfer to Mr. Caputo at the termination of his employment with the Company.

     If the Company terminates Mr. Caputo’s employment without “cause” or if Mr. Caputo terminates for “good reason,” each as defined in the agreement, he is entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $600,000 or (ii) the balance of his compensation under the contract to the end of the agreement computed using the latest applicable salary rate. He is also entitled in that event to full funding of the Variable Life Insurance Policy. Additionally, if the Company terminates Mr. Caputo’s employment without cause or if he terminates for good reason, all stock options will become exercisable and will remain exercisable for a three-year period.

     In the event Mr. Caputo’s employment with the Company is terminated either by the Company without cause or by Mr. Caputo for good reason, within one year following the occurrence of a change in control, he is entitled to receive, in lieu of the severance payment otherwise payable, his annual salary multiplied by three, his then current target incentive compensation multiplied by three, the payment of all unpaid premiums which are required to fully fund the Variable Life Insurance Policy, and all of his stock options under Company plans shall be fully vested and exercisable. If Mr. Caputo voluntarily terminates his employment then Mr. Caputo shall be entitled to receive accrued vacation in accordance with Company records and six months severance pay.

     Ms. Argo’s employment offer letter provides for the payment of six months salary should the Company terminate her employment for any reason. In addition, in April 2004, the Company and Ms. Argo entered into a change in control agreement. This agreement provides that if there is a change in control of the Company and Ms. Argo is terminated by the Company without “cause” or terminates her employment for “good reason” (as such terms are defined in the agreement) within one year after such change in control, then she is entitled to receive, in lieu of the severance payment otherwise payable, a lump sum payment equal to the sum of (i) twelve months of her then annual salary plus (ii) the greater of her then current target incentive compensation or the average of her incentive compensation for the three years prior to the year of her termination. Also, in the event of such termination, all of Ms. Argo’s stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. If Ms. Argo is subject to an excise tax under Section 4999 of the Code with respect to the payments or distributions in the nature of compensation made to her by the Company in connection with a change in control, she will be entitled to receive an additional amount so as to place her in the same after-tax position she would have been in had the excise tax not applied.

     Mr. Fedde’s employment offer letter provides for the payment of six months salary should the Company terminate his employment without cause. In addition, in April 2004, the Company and Mr. Fedde entered into a change in control agreement. This agreement provides that if there is a change in control of the Company and Mr. Fedde is terminated by the Company without “cause” or terminates his employment for “good reason” (as such terms are defined in the agreement) within one year after such change in control, then he is entitled to receive, in lieu of the severance payment otherwise payable, a lump sum payment equal to the sum of (i) twelve months of his then annual salary plus (ii) the greater of his then current target incentive compensation or the average of his incentive compensation for the three years prior to the year of his termination. Also, in the event of such termination, all of Mr. Fedde’s stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. If Mr. Fedde is subject to an excise tax under Section 4999 of the Code with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

     Mr. Potts’s employment offer letter provides for the payment of six months salary should the Company terminate his employment without cause. In addition, in April 2004, the Company and Mr. Potts entered into a change in control agreement. This agreement provides that if there is a change in control of the Company and Mr. Potts is terminated by the Company without “cause” or terminates his employment for “good reason” (as such terms are defined in the agreement) within one year after such change in control, then he is entitled to receive, in lieu of the severance payment otherwise payable, a lump sum payment equal to the sum of (i) twelve months of his then annual salary plus (ii) the greater of his then current target incentive compensation or the average of his incentive compensation for the three years prior to the year of his termination. Also, in the event of such termination, all of Mr. Pott’s stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. If Mr. Potts is subject to an excise tax under Section 4999 of the Code with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

     Mr. Price’s employment offer letter provides for the payment of six months salary should the Company terminate his employment without cause.

2003 Compensation Committee Interlocks and Insider Participation

     The Compensation Committee for fiscal year 2003 was comprised of Thomas A. Brooks and Ira A. Hunt, Jr. Neither member of the Compensation Committee has ever been an employee or officer of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Report of Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the “Committee”) establishes the general compensation policies of the Company, specific compensation for each executive officer of the Company and administers the Company’s stock plans. The Company’s intent as administered through the Committee is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward such executives for achieving the scientific, financial and strategic goals of the Company essential to the Company’s long-term success and to growth in stockholder value. Consequently, a significant portion of the compensation of the executive officers and directors is dependent on company performance, the Common Stock price performance and maintenance of value in the marketplace. The Company’s typical executive compensation package consists primarily of three components: (1) base salary; (2) incentive cash bonuses; and (3) stock options. Competitive fringe benefits are also provided.

Base Compensation

     The Committee’s approach is to offer executive salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data, consultants’ reports and the Company’s own experience recruiting and training executives and professionals. The Company’s base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

Bonuses

     In addition to base salary, executives are eligible to receive discretionary bonuses, from time to time, upon the achievement of certain scientific/engineering, financial and marketing milestones. The amount of the bonus and any performance criteria vary with the position and role of the executive within the Company. In addition, for all executives, the Committee, with the assistance of the Company’s Chief Financial Officer, reviews the Company’s actual financial performance against its internally budgeted performance in determining year-end bonuses, if any. However, the Committee does not set objective performance targets for employees other than executive officers.

Stock Option Grants

     The Company, from time to time, grants stock options in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company’s Common Stock. Grants of stock options are designed to align the executive’s interest with that of the stockholders of the Company. In awarding option grants, the Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities. Stock options are also provided to all new employees as well as occasional grants in recognition of superior performance, etc. The overall objective of the stock option program is to cause employees to identify with the success of the company and to incent superior performance.

Compensation for the Chief Executive Officer in 2003

     The Committee approved an annual salary for Mr. Caputo of $340,000 for 2003. Based on Mr. Caputo’s employment agreement, his incentive compensation is targeted at 50% of his current base salary and is based on meeting the Company’s business objectives as set forth in the Company’s annual business plan. However, the Committee, in its discretion, will consider awarding incentive compensation in excess of 50% of current base salary when such business objectives are exceeded. In determining the total bonus to be paid to Mr. Caputo, the Committee considered several factors, including growth of the Company, development of new products, productivity improvement, customer satisfaction, financial performance, achievement of (or exceeding) strategic corporate goals and change in stockholder value. In making compensation decisions based on the criteria set forth above, the Committee believes that the compensation paid to Mr. Caputo is closely tied to the performance of the Company. Based primarily on the fact that the Company not only met, but significantly exceeded its strategic corporate goals for 2003, including the execution of a definitive merger agreement with Rainbow Technologies, Inc., and also on the results of operations for the year and such results’ effect on the stock price, the Committee granted a total bonus of $335,000 for 2003 and also granted options for 100,000 shares of Company stock.

Thomas A. Brooks and Ira A. Hunt, Jr.

Report of Audit Committee

     The undersigned members of the Audit Committee of SafeNet, Inc. oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the fiscal year ended December 31, 2003 with management, including a discussion of the quality and acceptability of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

     The Audit Committee also reviewed the audited financial statements with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement on Auditing Standards No. 90. In addition, the Audit Committee discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures and letter provided by the independent auditors as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors’ independence.

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held ten meetings during fiscal year 2003 which were attended by all members.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

Andrew E. Clark, Audit Committee Chair, Thomas A. Brooks, Audit Committee Member and Ira A. Hunt, Jr., Audit Committee Member

Independent Auditor Fee Information

Audit Fees

Fees for audit services totaled $689,000 in 2003 and $324,000 in 2002, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, and review of SEC registration statements and other periodic filings and related consents. Audit fees for 2003 include $301,000 related to services rendered in connection with registration statements and other periodic filings with the SEC related to mergers, acquisitions and the Company’s common stock offering, which compares to $51,000 in fees for similar services in 2002.

Audit-Related Fees

Fees for audit-related services totaled $120,000 in 2003 and $185,000 in 2002. Audit-related services principally include due diligence in connection with acquisitions, audits in connection with proposed or consummated acquisitions and other consultations.

Tax Fees

Fees for tax services totaled $342,000 in 2003 and $186,000 in 2002. Major components of these fees included the following:

	2003	2002
U.S. federal, state and local tax compliance	$30,000	$19,000

Domestic and foreign tax planning, compliance, and advice	85,000	—

Tax and human resource due diligence services pertaining to business combinations	219,000	147,000

Expatriate tax assistance and compliance	8,000	20,000

All Other Fees

Fees for all other services not included above totaled $446,000 in 2003 and $289,000 in 2002, principally related to services rendered in connection with post-merger integration advisory services.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. Prior to engagement of the independent auditors for the next year’s audit, the independent auditor provides the scope of the proposed audit and related fees for services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. The Audit Committee is also informed routinely as to the services actually provided by the independent auditor pursuant to this pre-approval process. The Audit Committee’s prior approval must be obtained before the scope or cost of pre-approved services is increased and if the need for other permissible non-audit services arises during the course of the year.

     In determining whether to pre-approve any given services, the Committee considers whether such services are consistent with the continued independence of the independent auditor under the SEC’s rules, whether the independent auditor is best positioned to provide the most effective and efficient service, whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

     The Audit Committee approved all audit and non-audit services provided by Ernst & Young LLP in 2003.

     The Audit Committee has delegated pre-approval authority to its Chairman to pre-approve services to be provided by the independent auditors between meetings. The Chairman must report any decisions to the Audit Committee at the next scheduled meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective May 1, 2003, the Company hired Shelley A. Harrison, a member of its Board of Directors, as a part-time employee to provide services relating to the Company’s Embedded Security Division and business combination strategy. In consideration for such services, Dr. Harrison was compensated at a rate of $135,000 per year and was granted options for 50,000 shares of Common Stock at an exercise price equal to the price of the Common Stock on the date of grant, which options were fully vested on the date of grant. Commencing January 1, 2004, Dr. Harrison also agreed to provide services relating to the Company’s growth and capital markets strategies and the operations of the Company generally. As a result, the Company increased Dr. Harrison’s annual salary to $189,000 per year and will recommend to the Compensation Committee that Dr. Harrison be granted options for 50,000 shares of Common Stock at an exercise price equal to the price of the Common Stock on the date of grant, which options would be fully vested on the date of grant.

STOCK PERFORMANCE CHART

     The chart below compares the total return (change in year-end stock price plus reinvested dividends) of the Company’s Common Stock, the Total Return Index for the NASDAQ Stock Market (U.S.) and the NASDAQ Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Company’s Common Stock and in each of the foregoing indices. The graph also assumes that all dividends were reinvested.

     There can be no assurance as to the future trends in the total return of the Company’s Common Stock or of the foregoing indices. The Company does not make nor does it endorse any predictions as to future stock price performance.

	Nasdaq Computer and
	Data Processing Services	Total Return Index for
Year	Index	Nasdaq Stock Market (U.S.)	The Company
1998	100.0000	100.0000	100.0000
1999	205.0274	185.5853	220.1342
2000	114.1758	112.6707	504.6980
2001	86.4476	88.9501	203.3826
2002	54.8938	60.9074	272.2148
2003	82.4289	91.3659	329.3423

PROPOSAL NO. 2

TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

     The Board of Directors, based on the recommendation of the Audit Committee, selected Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2004, subject to ratification by the stockholders. Ernst & Young LLP will have a representative at the annual meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

     It is understood that even if the recommendation is approved, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR” THE
PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 2005 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary on or before January 12, 2005 in order to be considered for inclusion in next year’s proxy materials. Any proposals of stockholders to be presented at the 2005 Annual Meeting of Stockholders that are delivered to the Company later than March 28, 2005 will be voted by the proxy holders designated for the 2005 Annual Meeting of Stockholders in their discretion.

ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report of the Company on Form 10-K for the year ended December 31, 2003, including audited financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be part of the proxy solicitation material.

OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the annual meeting of stockholders. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

By order of the Board of Directors,

Carole D. Argo
Secretary

May 11, 2004
Belcamp, Maryland

EXHIBIT A

SafeNet, Inc.
AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually. The committee shall be appointed by the board of directors and shall comprise at least three directors. Each member of the audit committee must satisfy (1) the independence requirements under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, and (2) the independence, experience and expertise requirements under Rules 4200 and 4350 promulgated by the National Association of Securities Dealers, Inc. and any other applicable laws and regulations relating to the audit committee membership of issuers listed on the Nasdaq National Market. Additionally, at least one member of the audit committee shall be an “audit committee financial expert,” as such term is defined under the rules and regulations of the SEC.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics policies as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The audit committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the committee. The Company shall provide funding, as determined by the audit committee, for payment of compensation to the independent auditors and to any advisors employed by the audit committee. The report of the audit committee required by the rules of the SEC shall be included in the Company’s annual proxy statement.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders.

The audit committee shall have the sole authority to:

(1)	evaluate, appoint, replace and oversee the Company’s independent auditors; and

(2)	approve in advance all audit services, including audit engagement fees and terms, and all non-audit engagements with the independent auditors; subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

The audit committee shall consult with management, but shall not delegate these responsibilities.

The committee shall discuss with the auditors their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

The committee shall be responsible for the retention of the independent auditors for any non-audit services in accordance with applicable laws and regulations, including without limitation the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder, and determine procedures for the approval of audit and non-audit services in advance. In accordance with such procedures, the committee shall approve in advance any audit or non-audit services provided to the Company by the independent auditors, (subject to the de minimus exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act) all as required by applicable law or listing standards. Pre-approval authority for non-audit services may be delegated to one or more members of the committee.

Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance policies.

Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q.

Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall discuss generally with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

The committee shall review any disclosure received from the Chief Executive Officer and Chief Financial Officer during their certification process for the 10-K and 10-Qs about (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, and (2) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

SAFENET, INC.
4690 Millennium Drive
Belcamp, MD 21017
PROXY CARD, SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby constitutes and appoints Anthony A. Caputo or Bruce R. Thaw, or either one of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Annual Meeting of Stockholders of SafeNet, Inc. (the “Company”) to be held in at the Company’s offices at 4690 Millennium Drive, Belcamp, MD 21017 at 10:00 a.m. on June 3, 2004 or at any adjournment thereof, notice of which meeting together with a Proxy Statement has been received. Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the Proxy Statement.

The Board of Directors favor a vote FOR the following proposals:

1. The election of Directors            Nominees: Anthony A. Caputo, Walter W. Straub, Arthur L. Money, Thomas A. Brooks, Andrew E. Clark, Shelley A. Harrison, Ira A. Hunt, Jr. and Bruce R. Thaw
[   ] FOR all nominees, except as noted         [   ] WITHHOLD AUTHORITY to vote for all nominees

Instructions: To withhold your vote from an individual nominee, write that nominee’s name on the space provided below.

IF YOU DO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE AS PROVIDED HEREIN, YOU SHALL BE DEEMED TO HAVE GRANTED SUCH AUTHORITY.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

[   ]     FOR           [   ]     AGAINST           [   ]     ABSTAIN

3.	In accordance with their best judgment with respect to any other business that may properly come before the meeting.

The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Board of Directors with regard to the proposals.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.

DATED:

SIGNATURE:

(must correspond with name as printed in the space beside)